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                               December 20, 2001


Staar Surgical Company
1911 Walker Avenue
Monrovia, California 91016

Attention:    David Bailey
              Chief Executive Officer

        Re:   Sixth Amendment to Credit Agreement

Ladies and Gentlemen:

     We refer to (a) the letter agreement dated as of October 31, 2000, as amended by the letter amendment dated December 22, 2000, the letter amendment dated April 1, 2001, the two letter amendments dated July 1, 2001 and the Fifth Amendment to Credit Agreement dated October 1, 2001 (said letter agreement, as so amended, herein called the "Credit Agreement"), between Staar Surgical
                               ----------------
Company, a Delaware corporation (the "Borrower"), and Wells Fargo Bank, National
                                      --------
Association, a national banking association (the "Bank"), and (b) the Revolving
                                                  ----
Line of Credit Note dated October 31, 2000, as amended by the letter amendment dated April 1, 2001 referred to above, one of the letter amendments dated July 1, 2001 referred to above and the Fifth Amendment to Credit Agreement referred to above (said Note, as so amended, herein called the "Line of Credit Note"), in
                                                       -------------------
the amount of $7,000,000 made by the Borrower in favor of the Bank. Terms defined in the Credit Agreement or the Line of Credit Note and not otherwise defined herein have the same respective meanings when used herein.

     1. Amendments to Credit Agreement. As of the effective date of this letter
        ------------------------------
amendment but subject to satisfaction of the terms and conditions specified herein, the Credit Agreement is hereby amended as set forth below.

          (a) The first sentence of the second paragraph of the Credit Agreement is amended by deleting the date "January 4, 2002" and substituting the date "February 1, 2002."

          (b) The first paragraph of Paragraph 1.2 of the Credit Agreement is amended by adding the following sentence at the end thereof:

     "Within five (5) business days after Borrower's or its subsidiaries' filing of any application with the United States Patent and Trademark Office, the United States Copyright Office or any other office in regards to Borrower's or its

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Staar Surgical Company
December 20, 2001
Page 2

     subsidiaries' interest in any and all intellectual property, Borrower will deliver a copy of such application to Bank."

          (c) Paragraph II.5 of the Credit Agreement is amended in full to read as follows:

          "5. Commitment Fee. Borrower will pay Bank a commitment fee (i) from
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     and including October 1, 2001 to but excluding January 4, 2002, at the rate of 0.25% per annum (computed on the basis of a 360-day year and actual days
              --- -----
     elapsed) on the average daily unused portion of the Line of Credit, payable monthly in arrears on the first business day of each calendar month, commencing on November 1, 2001 and ending on January 4, 2002, and (ii) from and including January 4, 2002 to but excluding the maturity date of the
     Line of Credit, at the rate of 0.50% per annum (computed on the basis of a
                                          --- -----
     360-day year and actual days elapsed) on the average daily unused portion of the Line of Credit, payable on the maturity date of the Line of Credit (i.e., February 1, 2002)."
      ----

          (d) Paragraph III.5 of the Credit Agreement is amended by deleting the date "June 30, 2001" and substituting the date "October 31, 2001."

          (e) Paragraphs V.3(f), (g) and (h) of the Credit Agreement are amended in full to read as follows:

          "(f) not later than Friday of each calendar week, (i) commencing on January 18, 2002, a projection of the consolidated cash flow of Borrower, detailing cash receipts and cash disbursements, for the 13-week period commencing on such Friday and (ii) commencing on January 25, 2002, a comparison of Borrower's actual consolidated cash flow for the immediately preceding week to the projection of such cash flow, together with a written explanation of any variance exceeding 15%, in each case in form, scope and detail satisfactory to Bank and duly certified by an officer of Borrower, and in a manner, acceptable to Bank;

          (g) within thirty days after the end of each calendar month, commencing with December of 2001, an aged listing of the United States domestic accounts receivable and United States domestic accounts payable of Borrower and its United States domestic subsidiaries as of the last day of such calendar month, in form, scope and detail satisfactory to Bank and duly certified by an officer of Borrower, and in a manner, acceptable to Bank;

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Staar Surgical Company
December 20, 2001
Page 3

          (h) within thirty days after the end of each calendar month and simultaneously with the delivery of the financial statements referred to in Paragraph V.3(e), commencing with November of 2001, a covenant compliance certificate substantially in the form of Exhibit A attached hereto with respect to Borrower's compliance (or failure to comply), as of the last day of such calendar month, with the covenants referred to therein, all in form, scope and detail satisfactory to Bank and duly certified by an officer of Borrower, and in a manner, acceptable to Bank;."

          (f) Paragraph V.10 of the Credit Agreement is amended in full to read as follows:

          "10. Liquidity. Maintain unencumbered (except for a lien in favor of
               ---------
     Bank) liquid assets (defined as cash, cash equivalents and/or publicly traded/quoted marketable securities acceptable to Bank) with Bank having an aggregate fair market value not at any time less than Two Million Dollars ($2,000,000.00)."

          (g) Paragraph V.13 of the Credit Agreement is amended in full to read as follows:

          "13. Other Indebtedness. Not create, incur, assume or permit to exist
               ------------------
     any indebtedness or liabilities resulting from borrowings, loans, advances or capitalized leases, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof, and (c) purchase money indebtedness and capitalized leases incurred in connection with the purchase or lease of equipment hereafter, so long as the outstanding principal amount of indebtedness incurred in connection with the purchase or lease of equipment, whether before or after the date hereof, at no time exceeds $3,000,000 in the aggregate."

          (h) Paragraph V.17 of the Credit Agreement is amended in full to read as follows:

          "17. Pledge of Assets. Not, and not permit any of its subsidiaries to,
               ----------------
     mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's or such subsidiary's assets now owned or hereafter acquired (including, without limitation, all or any part of the shares of any direct

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Staar Surgical
Company December 20, 2001
Page 4

     or indirect subsidiary of Borrower), except any of the foregoing in favor of Bank or which are existing as of, and disclosed to Bank in writing prior to, the date hereof."

     2. Amendments to Line of Credit Note. As of the effective date of this
        ---------------------------------
letter amendment but subject to satisfaction of the terms and conditions specified herein, the Line of Credit Note is hereby amended as set forth below.

          (a) The first sentence of paragraph (a) under the caption "Interest" in the Line of Credit Note is amended in full to read as follows:

     "The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a rate per annum equal to the sum of the Prime Rate in effect from time to time plus (i) from and including October 1, 2001 to but excluding January 4, 2002, 1.0% per annum and (ii) from and including January 4, 2002 to but excluding the maturity date of this Note, 2.0% per annum."

          (b) The last sentence of paragraph (a) under the caption "Borrowing and Repayment" in the Line of Credit Note is amended by deleting the date "January 4, 2002" and substituting the date "February 1, 2002."

     3. Waiver of Events of Default under Credit Agreement. As of the effective
        --------------------------------------------------
date of this letter amendment but subject to satisfaction of the terms and conditions specified herein, the Bank hereby waives (a) the Events of Default caused by the Borrower's violation of covenants contained in paragraph V.3 of the Credit Agreement with respect to documents required to be delivered to Bank thereunder on or before November 30, 2001 and (b) the Event of Default expected to be caused by the Borrower's violation of its covenant contained in paragraph V.9(b) of the Credit Agreement with respect to the Borrower's fiscal quarter ending on December 31, 2001.

     4. Representations and Warranties. The Borrower hereby represents and
        ------------------------------
warrants for the benefit of the Bank that (a) the representations and warranties of the Borrower contained in the Loan Documents are correct in all material respects on and as of the effective date of this letter amendment, before and after giving effect to the same, as if made on and as of such date, and (b) no event has occurred and is continuing, or would result from the effectiveness of this letter amendment, that constitutes an Event of Default.

     5. Condition Precedent. This letter amendment shall become effective on
        -------------------
January 4, 2002, subject to the conditions subsequent set forth in paragraph 6 below, when and if, on

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Staar Surgical Company
December 20, 2001
Page 5

or before December 31, 2001, the Borrower and the Bank execute counterparts of this letter amendment and deliver them to each other.

     6. Conditions Subsequent. The Borrower's delivery to the Bank of the
        ---------------------
documents specified below (and the Borrower's taking of the action specified below), in form and substance satisfactory to the Bank and, in the case of documents, in the number of originals requested by the Bank, by the respective dates specified below shall be conditions subsequent to the effectiveness of this letter amendment:

          (a) not later than January 11, 2002, copies of all agreements documenting the credit facility made available by UBS AG to Staar Surgical AG, a Swiss corporation, including, to the extent applicable, each credit agreement, promissory note, security agreement, guaranty and other document evidencing, securing or assuring repayment of such credit facility (including any and all amendments, restatements or other modifications to such documents, instruments and agreements);

          (b) not later than January 25, 2002, new financial projections of the Borrower, including a balance sheet, income statement and cash-flow statement (with all assumptions stated therein) as of the end of each quarter in 2002, such projections to be certified by an officer of the Borrower, and in a manner, acceptable to the Bank; and

          (c) promptly upon request by the Bank, such security agreements with respect to patents, trademarks and copyrights, and such other documents to perfect the security interests granted thereby, as the Bank may request, in each case duly executed by the Borrower, together with such other action by the Borrower as the Bank may request.

     7. Release of Claims. The Borrower represents and warrants to the Bank that
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it has diligently and thoroughly investigated the existence of any Claim (as defined below) and that, to its knowledge and belief, no Claim exists and no facts exist that could give rise to or support a Claim. As additional consideration for the Bank's entering into this letter amendment, the Borrower and each of its agents, employees, directors, officers, attorneys; affiliates, subsidiaries, successors and assigns (each a "Releasing Party") hereby release
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and forever discharge the Bank and each of its agents, direct and indirect shareholders, employees, directors, officers, attorneys, branches, affiliates, subsidiaries, successors and assigns (each a "Released Party") from any and all
                                              --------------
damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever (collectively "Claims") that the Releasing Parties or any
                                    -----
of them may, as of the effective date of this letter amendment, have or claim to have against any or all of the Released Parties, in each case whether currently known or unknown or with respect to which the facts are known (or should have been known), that could give rise to or support a Claim on account of or in any way relating to, arising out of or based upon any

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Staar Surgical
Company December 20, 2001
Page 6

Loan Document, any amendment, waiver or other modification with respect thereto, the negotiation or documentation hereof or thereof, any of the transactions contemplated hereby or thereby, or any action or omission in connection with any of the foregoing, including all such damages, losses, claims, demands, liabilities, obligations, actions and causes of action heretofore sustained or that may arise as a consequence of the dealings between the parties up to the effective date of this letter amendment in connection with or in any way related to any Loan Document or any amendment, waiver or other modification with respect thereto. Each Releasing Party further represents and warrants that it has not heretofore assigned, and covenants and agrees that it will not hereafter sue any Released Party upon, any Claim released or purported to be released under this section. Each Releasing Party will indemnify and hold harmless the Released Parties against any loss or liability on account of any actions brought by any Releasing Party or its assigns or prosecuted on behalf of any Releasing Party and relating to any Claim released or purported to be released under this section. It is further understood and agreed that any and all rights under the provisions of Section 1542 of the California Civil Code are expressly waived by each of the Releasing Parties. Section 1542 of the California Civil Code provides as follows:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     8. Reference to and Effect on Loan Documents. On and after the effective
        -----------------------------------------
date of this letter amendment, (a) each reference in the Credit Agreement to "this letter," "hereunder," "hereof," "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Agreement," "thereunder," "thereof," "therein" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this letter amendment, and (b) each reference in the Line of Credit Note to "this Note," "hereunder," "hereof," "herein" or words of like import referring to the Line of Credit Note, and each reference in the other Loan Documents to "the Line of Credit Note," "thereunder," "thereof," "therein" or words of like import referring to the Line of Credit Note, shall mean and be a reference to the Line of Credit Note as amended by this letter amendment. The Credit Agreement and the Line of Credit Note, as amended by this letter amendment, are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects.

     9. Execution in Counterparts. This letter amendment may be executed in any
        -------------------------
number of counterparts and by the parties hereto in separate counterparts, each of which

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Staar Surgical Company
December 20, 2001
Page 7

counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

     10. GOVERNING LAW. THIS LETTER AMENDMENT SHALL BE GOVERNED BY, AND
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CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA
WITHOUT REFERENCE TO THE CHOICE-OF-LAW PRINCIPLES THEREOF.

                                    Very truly yours,

                                    WELLS FARGO BANK,
                                    NATIONAL ASSOCIATION


                                    By:/S/ EDITH R. LIM
                                       -----------------------
                                    Name:EDITH R. LIM
                                    Title:Vice President


Agreed as of the date first written above:

STAAR SURGICAL COMPANY


By: /s/ John S Santos
    -------------------------
Name: John S Santos
Title: VP CFO